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                                                  EXHIBIT 23.1


The Board of Directors
Hydrogen Burner Technology, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                              KPMG LLP


Los Angeles, California
November 2, 2000